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                                                                   EXHIBIT 2(C)

                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                           RIGHTS AND LIMITATIONS OF
                         1999 SERIES A PREFERRED STOCK
                                       OF
                         AUSTIN FUNDING.COM CORPORATION


         Pursuant to Section 78.1955 of the Nevada General Corporation Law of the State of Nevada and Article Fourth of its Certificate of Amended and Restated Articles of Incorporation, Austin Funding.com Corporation, a corporation organized and existing under the laws of the State of Nevada (the "Corporation"),

         DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Amended and Restated Articles of Incorporation of the Corporation and the General Corporation Law of the State of Nevada, said Board of Directors, at a meeting duly called and held on September 29, 1999, providing for the creation of one series of Preferred Stock, to be designated "1999 Series A Preferred Stock" consisting of not more than 1,800,000 shares, which resolution is and reads as follows (said resolution hereby effected being prior to the issuance of any shares of the 1999 Series A Preferred Stock):

                  RESOLVED, that, pursuant to the authority provided in the Corporation's Certificate of Amended and Restated Articles of Incorporation and expressly granted to and vested in the Board of Directors of Austin Funding.com Corporation (the "Corporation"), this Board of Directors hereby creates out of the Preferred Stock, par value One Dollar ($0.01) per share, one series of Preferred Stock to be designated "1999 Series A Preferred Stock" consisting of 1,800,000 shares such series being identical in all respects except as specifically set forth herein, and this Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, to the extent not otherwise provided in the Corporation's Certificate of Amended and Restated Articles of Incorporation of the shares of such series as follows:

                           (a) Designation of Series. The designation of the series of Preferred Stock created by this resolution shall be "1999 Series A Preferred Stock" (the "Series A Preferred").

                           (b) Dividends. The holders of the Series A Preferred shall not be entitled to receive any dividends of the Corporation.

                           (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred shall be entitled to receive pro rata out of the assets of the Corporation available for distribution to


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         stockholders, but before any distribution or payment shall be made in respect of the Common Stock, an amount equal to a preference liquidation distribution in an amount of up to One Dollar ($1.00) per share. The consolidation or merger of the Corporation or any subsidiary of the Corporation with or into any other corporation or entity, a statutory share exchange to which the Corporation is a party and is not the successor, and the sale or transfer by the Corporation of all or substantially all of its assets may, at the option of each holder of shares of Series A Preferred, be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Paragraph (c).

                           (d) Non-participation Right. After the payment to the holders of the shares of Series A Preferred of the full preferential amounts provided for in either paragraph (a) or (b) of this section, as applicable, the holders of Series A Preferred as such shall have no right or claim to any of the remaining assets of the Corporation.

                           (e) Redemption.

                                    1. Notice Procedure. Subject to
                  restrictions imposed by state law, the Corporation may, at its option, redeem the shares of Series A Preferred outstanding, in whole or in part, at any time. The Corporation shall give notice to the Holder by certified mail, return receipt requested, at least 10 days in advance of the date set forth in such notice as the date on which such redemption is to be effected. The shares shall be redeemed upon payment by the Corporation to the Holder of One Dollar ($1.00) per share, together with the amount of any dividends accrued and unpaid thereon, if any, as of the redemption date. The Corporation shall be required to redeem pro rata among the Holders at any time it elects to redeem the Series A Preferred in part. Any redemptions hereunder shall be subject to restrictions imposed by state law regarding the circumstances under which such a redemption may be effected.

                                    2. Payment Procedures. In order to
                  facilitate the redemption of any shares of Series A Preferred, as provided in this paragraph (d), the directors shall be authorized to cause the transfer books of the Corporation to be closed prior to the designated redemption date. Any notice mailed by the Corporation shall contain the information required by the applicable state laws and shall be mailed to the Holder at its address, certified mail, return receipt requested, as the same shall appear on the books of the Corporation. If fewer than all the outstanding shares of Series A Preferred are to be redeemed, the redemption shall be made pro rata, but to the extent and in such a manner so as to minimize the number of fractional shares of Series A Preferred which remain outstanding as a result of such redemption. From and after the date fixed in any notice from the


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                  Corporation as the date of redemption, and after all amounts necessary to effect such redemption have been set aside for such purpose, all rights of the Holder thereof as a shareholder of the Corporation with respect to the shares redeemed, except the right to receive the redemption price, shall cease and terminate.

                                    3. Delivery of Certificates. The Holder
                  shall be entitled to receive the redemption price upon actual delivery to the Corporation or to such other entity as may be designated by the notice referred to in subdivision 2 of this paragraph (e) of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. Series A Preferred redeemed pursuant to the provisions of this paragraph may be held in the treasury of the Corporation or retired and canceled and given the status of authorized and unissued preferred stock.

                           (f) Voting Rights. The shares of Series A Preferred shall not entitle the holder to any voting rights.

                           (g) Conversion. Shares of Series A Preferred may not be converted into any other securities of the Corporation.

         IN WITNESS WHEREOF, Austin Funding.com Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and Secretary this 30 day of September, 1999.

                                       AUSTIN FUNDING.COM CORPORATION, a
                                       Delaware corporation



                                       By: /s/ GLENN A. LAPOINTE
                                          --------------------------------
                                          Glenn A. LaPointe, President



                                       By: /s/ TERRY G. HARTNETT
                                          --------------------------------
                                          Terry G. Hartnett, Secretary


STATE OF TEXAS     }
                   }


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COUNTY OF TRAVIS  }

         Before me, the undersigned, a Notary Public, on this day personally appeared Glenn A. LaPointe, known to me through a Texas drivers license to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Austin Funding.com Corporation, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         Given under my hand and seal of office this 30 day of September, 1999.


(Seal)
                                    -------------------------------------------
                                    Notary Public in and for the State of Texas



STATE OF TEXAS    }
                  }
COUNTY OF TRAVIS  }

         Before me, the undersigned, a Notary Public, on this day personally appeared Terry G. Hartnett, known to me through a Texas drivers license to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Austin Funding.com Corporation, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         Given under my hand and seal of office this 30 day of September, 1999.


(Seal)
                                    -------------------------------------------
                                    Notary Public in and for the State of Texas



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